As filed with the Securities and Exchange Commission on September 10, 1999
                                                    Registration No. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                 UNITRIN, INC.
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                                 95-4255452
    (State of Incorporation)                     (I.R.S. Employer
                                               Identification Number)

                 One East Wacker Drive, Chicago, Illinois 60601
   (Address, including Zip Code, of Registrant's Principal Executive Offices)

                           Unitrin 401K Savings Plan
                            (Full Title of the Plan)

                              Scott Renwick, Esq.
                                 Unitrin, Inc.
                             One East Wacker Drive
                            Chicago, Illinois 60601
                                 (312) 661-4600
           (Name, Address, and Telephone Number of Agent For Service)

                                   Copies to:

                             John S. Chapman, Esq.
                             Lord, Bissell & Brook
                            115 South LaSalle Street
                            Chicago, Illinois 60603
                                 (312) 443-0700
                  ____________________________________________

                        CALCULATION OF REGISTRATION FEE

                            Amount                 Proposed maximum     Proposed maximum
Title of securities         to be                  offering price       aggregate             Amount of
to be registered(1)         registered(2)(3)       per share            offering price        registration fee
------------------------------------------------------------------------------------------------------------------------------------

Common Stock                1,000,000               $36.03(4)             $36,030,000(4)        $10,016.34(4)
-----------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement also includes an indeterminate number of interests in the Unitrin 401K Savings Plan (the "Plan").

(2) This Registration Statement registers additional shares of the Company's Common Stock in connection with the Plan. Currently, Registration Statement No. 33-58300 is effective with respect to shares of Common Stock held by the Plan. Accordingly, pursuant to Instruction E of Form S-8, the registration fee is being paid with respect to the additional securities only.

(3) Together with an indeterminant number of additional shares which may be necessary to adjust the number of shares held by the Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Company.

(4) Estimated pursuant to Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee and based on the average of the high and low prices of the Common Stock as reported by the Nasdaq National Market on September 9, 1999.

                                 INTRODUCTION
                                 ------------

     Registration Statement No. 33-58300 was filed with the Securities and Exchange Commission (the "Commission") by Unitrin, Inc. (the "Company") to register shares of its common stock, $0.10 par value per share (the "Common Stock"), under the Unitrin 401K Savings Plan (the "Plan"). This Registration Statement is being filed to register an additional 1,000,000 shares of Common Stock under the Plan.

     Pursuant to Instruction E of Form S-8, the contents of Registration Statement No. 33-58300 are incorporated herein by reference.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

     The Company and the Plan hereby incorporate by reference into this Registration Statement the documents listed below which have been filed with the
Commission:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and the Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1998;

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999; and

     3. The description of the shares of the Company's Common Stock, $0.10 par value per share, contained in the Company's Registration Statement on Form 10, dated February 15, 1990, registering such shares pursuant to
          Section 12 of the Securities Exchange Act of 1934, including any amendment or report updating such description.

     In addition, each document or report subsequently filed by the Company or the Plan with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document or report incorporated into this Registration Statement by reference shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is

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incorporated by reference into this Registration Statement or by any subsequently furnished appendix to this Registration Statement.
Item 4.   Description of Securities.
          -------------------------

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

     Not applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his service as a director, officer, employee or agent of the corporation, or his service, at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees) that are actually and reasonably incurred by him ("Expenses"), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him, in connection with the defense or settlement of such action, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The General Corporation Law of the State of Delaware ("DGCL") also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the DGCL provides the general authorization of advancement of a director's or officer's litigation expenses in lieu of requiring the authorization of such advancement by the Board of Directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement or otherwise.

     The Certificate of Incorporation of the Company provides for the broad indemnification of the directors and officers of the Company and for advancement of litigation expenses to the fullest extent permitted by current Delaware law.

     The Certificate of Incorporation of the Company eliminates the personal liability of a director to the Company or its shareholders under certain circumstances, for monetary damages for breach of fiduciary duty as a director.

     The Company maintains a directors and officers liability insurance policy insuring the directors and officers of the Company and its subsidiaries in certain instances.

Item 7.   Exemption From Registration Claimed.
          -----------------------------------

     Not applicable.

Item 8.   Exhibits.
          --------

     4(a) Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form 10, dated February 15, 1990).

     4(b) Amended and Restated By-Laws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10- Q for the quarter ended September 30, 1997).

     4(c) Rights Agreement between the Company and First Chicago Trust Company of New York, as rights agent, dated as of August 3, 1994 (incorporated herein by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A dated August 3, 1994).

     23   Consent of KPMG LLP.

     24   Power of Attorney (included on signature page).

Item 9.   Undertakings.
          ------------

     The undersigned Company hereby undertakes:

     A. (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
(1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     The Company. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on September 1, 1999.

                              UNITRIN, INC.

                              By: /s/ Richard C. Vie
                              Name: Richard C. Vie
                              Its:  Chairman, President and Chief Executive
                                    Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Draut and Scott Renwick or either of them with power to act without the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all subsequent amendments and supplements to this Registration Statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME AND CAPACITY                                      DATE
-----------------                                      ----


/s/ Richard C. Vie                                    September 1, 1999
Richard C. Vie, Chairman,
President and Chief Executive Officer
(Principal Executive Officer)

                                                      September 1, 1999
/s/ Eric J. Draut
Eric J. Draut, Chief Financial Officer, Senior
Vice President and Treasurer (Principal
Financial Officer)


/s/ Richard Roeske                                    September 1, 1999
Richard Roeske, Controller (Principal
Accounting Officer)


/s/ James E. Annable                                  September 1, 1999
James E. Annable, Director


/s/ Reuben L. Hedlund                                 September 1, 1999
Reuben L. Hedlund, Director


/s/ William E. Johnston                               September 1, 1999
William E. Johnston, Jr., Director


/s/ George A. Roberts                                 September 1, 1999
George A. Roberts, Director


/s/ Fayez S. Sarofim                                  September 1, 1999
Fayez S. Sarofim, Director

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on September 1, 1999.

                              UNITRIN 401K SAVINGS PLAN

                              By:   /s/ Richard C. Vie
                                    Richard C. Vie
                                    Member of the Trust Administrative Committee